UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018 (April 27, 2018)

GLYECO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	230 Gill Way Rock Hill, South Carolina	29730
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

Waivers

On April 30, 2018, GlyEco, Inc., a Nevada corporation (the “Company”) entered into waiver agreements (the “Waivers”) with Richard Geib and Jennifer Geib, who are the holders (the “Holders” and each a “Holder”) of those certain 8% Convertible Promissory Notes (the “Notes”) due December 27, 2021, issued pursuant to that certain Stock Purchase Agreement, dated December 26, 2016 (the “Purchase Agreement”). The Company previously reported the execution of the Purchase Agreement, the Notes, and any related transaction documents in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 5, 2017.

The Waivers provide that the Holders will grant a waiver to the Company from having to comply with Section 2(a) of the Notes in order to avoid triggering an Event of Default (as defined in the Notes) under Section 4(a)(i) of the Notes. The Holders will waive such non-compliance through and including December 31, 2018. In consideration for the Waivers, the Company and the Holders agreed to the following:

1.	The Company is responsible for paying all interest, including interest due pursuant to Section 2 of the Notes, at certain amounts (the “Stated Amounts”) and on a new schedule. The Company will commit also to defeasing the Stated Amounts as well as other accrued interest on a new schedule.

2.	In the event that Company closes an offering that raises an aggregate of $5,000,000 of gross proceeds, the Company will be required to repay the balance of the Stated Amounts.

3.	The Company will be required to apply to the Stated Amounts the proceeds raised as a result of any sale of assets associated with equipment purchased on or about December 26, 2016, which assets have not previously been pledged to a lender, or net proceeds from such sale after repayment of any existing liens on such assets.

4.	The Company must pay or reimburse the Holders for their costs and expenses incurred in connection with the Waivers.

5.	If (a) the Company fails to raise the necessary capital to maintain operations and pay the Holders, (b) the Company is unable to make all interests payments due on the Notes by December 31, 2018, or (c) the Company defaults on a material agreement or obligation with a vendor of the Company, which is a reportable event on Form 8-K, the Holders will be automatically and immediately released from their employment agreements with the Company and any and all non-competition provisions shall be immediately voided, unless the Holders and Company agree otherwise.

6.	If on or before December 31, 2018, Mr. Geib dies, then the money that the Company receives from a certain key man insurance policy will be used to pay any and all interest payments as well as paying the principal on the Notes.

No other terms of the Notes were modified.

The foregoing does not purport to be a complete description of the Waivers and are qualified in their entirety by reference to the full text of such documents, which are attached as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated by reference herein.

April 2018 Private Placement

The Company previously reported in a Current Report on Form 8-K filed with the SEC on April 12, 2018, the closing of two (2) tranches of funding related to a private placement of up to $2,500,000 in principal amount of 10% Unsecured Promissory Notes (each a “Note”) and common stock purchase warrants (each a “Warrant”) to purchase up to 12,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to a Subscription Agreement by and among the Company and each prospective investor. On May 1, 2018, the Company closed another tranche with one of its Directors and its Chief Executive Officer, Ian Rhodes, with respect to a Note with a principal amount of $50,000 and a Warrant to purchase 250,000 shares of Common Stock.

Item 3.02	Unregistered Sale of Equity Securities

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of the Chief Operating Officer

On April 27, 2018, the Board of Directors (the “Board”) of the Company appointed Richard Geib as its Chief Operating Officer. Mr. Geib is currently the Executive Vice President of Additives and Glycols and was previously the Company’s Chief Technology Officer.

As the Chief Operating Officer of the Company, Mr. Geib will be responsible for, among other duties: (i) executing the Company’s business plans and strategies across all areas of operation; (ii) design and implementation of the Company’s business processes and procedures across all areas of operation, including, but not limited to, personnel, feedstock, production, logistics, products, facilities, quality assurance and information technology systems; (iii) assist the Company’s Chief Executive Officer and Chief Financial Officer, provide reports to each of them, and contribute to the formation of the Company’s strategy, vision and planning; (iv) P&L from the Company’s individual operating facilities and segments/divisions; and (v) manage the business relationships with partners, suppliers, customers and vendors. Additionally, both the industrial and consumer segments of the Company will be headed by executive vice presidents (see below) who will report to Mr. Geib as the Chief Operating Officer.

In connection with Mr. Geib’s appointment as the Chief Operating Officer, he will not enter into a new employment agreement with the Company. However, his prior employment agreement entered into with the Company on December 28, 216, will remain. In connection with the appointment, Mr. Geib received grants for an aggregate of 200,000 shares of the Company’s common stock in the event that the Company reaches certain milestones.

There are no arrangements or understandings between Mr. Geib and any other persons pursuant to which he was named as Chief Operating Officer.

Biographical information for Mr. Geib and his employment agreement in connection with his position as the Executive Vice President of Additives and Glycols of the Company has previously been disclosed on the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2018.

Appointment of the Executive Vice President of the Industrial Segment

On April 27, 2018, Dennis Kelly was appointed to the position of Executive Vice President of the Industrial Segment of the Company. Mr. Kelly is currently the Company’s Vice President of Business Development.

Mr. Kelly will be responsible for the Company’s industrial segment, including, without limitation, the operations and financial performance. Mr. Kelly will report to Richard Geib in his position as the Chief Operating Officer. The Institute Glycol Plant Manager will report to Mr. Kelly, as well as the anticipated new role of WEBA Operations Manager.

In connection with the appointment, Mr. Kelly received grants for an aggregate of 200,000 shares of the Company’s common stock in the event that the Company reaches certain milestones

There are no arrangements or understandings between Mr. Kelly and any other persons pursuant to which he was named as the Executive Vice President of the Industrial Segment.

Mr. Kelly has worked in the antifreeze/engine coolant industry for approximately 20 years. He started his career in 1998 as a Research and Development Chemist, at Dober Chemical, an additive technology provider for engine coolants and heat transfer fluids. During his time at Dober Chemical, Mr. Kelly held several key positions in technology, business development, and management. Mr. Kelly holds leadership positions in several international industry organizations. Since 2011, he has served as the Chairman of the Antifreeze Committee at NORA, an association of responsible recyclers. In addition, for more than four years, Mr. Kelly has served as the Chairman of the ASTM Committee on Industrial Heat Transfer Fluids. He also worked to patent over a dozen industrial chemical applications. Management believes that he is a well-seasoned professional and experienced executive that understands the Company’s industry.

Mr. Kelly holds a Bachelor of Science in Chemistry and Biology from Xavier University, and an MBA from the University of Phoenix.

Appointment of the Executive Vice President of the Consumer Segment

On April 27, 2018, Michael Olsson was appointed to the position of Executive Vice President of the Consumer Segment of the Company, which is a re-naming of his prior titles. Mr. Olsson was previously the Company’s Vice President of Sales & Marketing. He was also the Company’s Executive Vice President and Chief Operating Officer of the Consumer Segment, which with this appointment have now been consolidated to be named the “Executive Vice President of the Consumer Segment”.

Mr. Olsson will be responsible for the Company’s consumer segment, including, without limitation, the operations and financial performance. Aside from his change in title, the key difference between Mr. Olsson’s prior roles and the new role is that he will report to Richard Geib in his position as the Chief Operating Officer in lieu of the Chief Executive Officer.

In connection with the appointment, Mr. Olsson received grants for an aggregate of 200,000 shares of the Company’s common stock in the event that the Company reaches certain milestones

There are no arrangements or understandings between Mr. Olsson and any other persons pursuant to which he was named as Executive Vice President of the Consumer Segment

Biographical information for Mr. Olsson and his employment agreement in connection with his positions as the Vice President of Sales & Marketing and the Executive Vice President and Chief Operating Officer of the Consumer Segment have previously been disclosed on the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2018.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Geib, Mr. Kelly, or Mr. Olsson.

Related Party Transactions

There are no related party transactions reportable under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On May 2, 2018, the Company issued a press release announcing the aforementioned appointments. The press release is attached hereto as Exhibit 99.1.

Exhibits 99.1 contains forward-looking statements regarding the Company, and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 10.1	First Waiver, dated April 30, 2018, between the Company and Richard Geib
Exhibit 10.2	Second Waiver, dated April 30, 2018, between the Company and Jennifer Geib
Exhibit 99.1	Press Release, dated May 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2018

GlyEco, Inc.

By:	/s/ Ian Rhodes
Name:	Ian Rhodes
Title:	Chief Executive Officer